Exhibit 31.1

CERTIFICATION
I, David Fitzgerald, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of ArthroCare Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2014	By:	/s/ DAVID FITZGERALD
David Fitzgerald President and Chief Executive Officer